UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2016

Tallgrass Energy GP, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37365	47-3159268
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On November 17, 2016, Tallgrass Energy GP, LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership and certain selling shareholders named in the Underwriting Agreement (the “Selling Shareholders”), on one hand, and Goldman, Sachs & Co., as the sole underwriter (the “Underwriter”), on the other hand, providing for the offer and sale by the Selling Shareholders (the “Offering”), and purchase by the Underwriter, of 9,000,000 Class A shares (“Class A Shares”) representing limited partner interests, at a price to the public of $22.00 per share. Pursuant to the Underwriting Agreement, the Selling Shareholders also granted the Underwriter an option for a period of 30 days to purchase up to an additional 1,350,000 Class A shares, on the same terms, which the Underwriter has exercised in full.

In connection with the Offering, Class A Shares were issued to the Selling Shareholders upon the exercise by each Selling Shareholder of its right to exchange all or a portion of its units (“Tallgrass Equity Units”) of Tallgrass Equity, LLC (“Tallgrass Equity”) into Class A Shares at an exchange ratio of one Class A Share for each Tallgrass Equity Unit exchanged (the “Exchange Right”). Pursuant to the terms of the Exchange Right, simultaneously therewith, the exercising Selling Shareholder transferred to the Partnership Class B shares (“Class B Shares”) representing limited partner interests in the Partnership in an amount equal to the number of Tallgrass Equity Units exchanged by such exercising Selling Shareholder. Upon each such exchange, the Partnership cancelled the Class B Shares received from the exercising Selling Shareholder.

The material terms of the Offering are described in the prospectus supplement, filed November 17, 2016 (the “Prospectus”) by the Partnership with the Securities and Exchange Commission. The Offering is registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-211753).

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and the Selling Shareholders, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership and the Selling Shareholders agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make because of any of those liabilities.

The Offering closed on November 22, 2016. The Partnership did not receive any of the proceeds from the Offering.

The foregoing description and the description contained in the Prospectus are incomplete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this report and incorporated in this Item 1.01 by reference. Legal opinions relating to the Shares are included as Exhibits 5.1 and 8.1 to this Current Report.

Item 7.01	Regulation FD Disclosure

On November 17, 2016, the Partnership issued press releases announcing that it had launched and priced the Offering described in Item 1.01 of this Current Report on Form 8-K. Copies of the press releases are furnished as Exhibits 99.1 and 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the press releases are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, each as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated November 17, 2016, by and among Tallgrass Energy GP, LP and the Selling Shareholders, on one hand, and Goldman, Sachs & Co., as underwriter, on the other hand.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. related to tax matters.

99.1	Press release, dated November 17, 2016.

99.2	Press release, dated November 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY GP, LP

By:	TEGP Management, LLC, its general partner

	By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive President

Date: November 22, 2016

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated November 17, 2016, by and among Tallgrass Energy GP, LP and the Selling Shareholders, on one hand, and Goldman, Sachs & Co., as underwriter, on the other hand.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. related to tax matters.

99.1	Press release, dated November 17, 2016.

99.2	Press release, dated November 17, 2016.